UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2020
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 25th Street, 11th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (866) 679-9129

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☑

Item 2.02 Results of Operations and Financial Condition.
On February 5, 2020, Peloton Interactive, Inc. (“Peloton” or the "Company") will hold a conference call regarding its financial results for the quarter ended December 31, 2019. Peloton also issued a letter to its stockholders announcing its financial results for the quarter ended December 31, 2019 (the “Shareholder Letter”). A copy of the Shareholder Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Peloton is making reference to non-GAAP financial information in both the Shareholder Letter and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the Shareholder Letter, as attached to this Current Report on Form 8-K.
Peloton uses its Investor Relations website (https://investor.onepeloton.com/investor-relations) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Item 8.01 Other Events.
In connection with the initial public offering of Class A common stock (the “IPO”) of Peloton, all of the Company’s executive officers, directors, and substantially all of the holders of the Company’s common stock, or securities exercisable for or convertible into the Company’s common stock outstanding immediately prior to the IPO, including shares of Class A common stock issued in a private placement to entities affiliated with TCV, an existing stockholder, concurrently with the IPO (the “Private Placement”), and shares of Class A common stock purchased by two directors of the Company in the IPO, were parties to market standoff agreements with the Company or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares, or otherwise engage in certain transactions related to their shares, for a period of 180 days after September 25, 2019. Such period is referred to as the lock-up period.
Pursuant to the lock-up agreements with the underwriters, if (i) at least 120 days have elapsed since September 25, 2019, (ii) the Company has publicly released earnings results for the quarterly period during which the IPO occurred and (iii) such lock-up period is scheduled to end during or within five trading days prior to a broadly applicable period during which trading in the Company’s securities would not be permitted under its insider trading policy (the “blackout period”), such lock-up period will end ten trading days prior to the commencement of such blackout period.
The lock-up period is scheduled to end on March 23, 2020, which falls within the Company’s quarterly blackout period that commences at the end of the day on March 7, 2020. Therefore, in accordance with the lock-up agreements with the underwriters, the lock-up period will end on February 23, 2020 and shares subject to the lockup period will be eligible to begin trading on February 24, 2020, which is ten trading days prior to the commencement of the Company’s quarterly blackout period. The Company will also release the market standoff agreements when the lock-up period expires.
The Company estimates that, based on the number of shares of the Company's capital stock which as of January 31, 2020 are: (i) outstanding or (ii) subject to stock options that have or will be vested as of February 24, 2020, approximately 317.4 million shares of Class A common stock (including approximately 273.4 million shares of Class B common stock convertible into Class A common stock) may become eligible for sale in the public market at the open of trading on February 24, 2020, including (i) 3,448,275 shares of Class A common stock issued in the Private Placement and (ii) 86,206 shares of Class A common stock issued to the two directors of the Company in the IPO. This includes shares held by affiliates which are subject to volume and other restrictions of Rule 144 of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Letter to Shareholders, dated February 5, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: February 5, 2020	By:	/s/ Jill Woodworth
Jill Woodworth
Chief Financial Officer